Exhibit 99.1

FOR IMMEDIATE RELEASE

Willbros Announces Preliminary 2017 Operating Results; Assessing Strategic Options

•	Files Form 12b-25 with Securities and Exchange Commission

•	Receives Continued Listing Standard Notice from NYSE

•	Announces Customer Contract Extension that adds Significant Backlog in the First Quarter 2018

•	Announces Preliminary Settlement of Class Action Lawsuit

HOUSTON, TX, MARCH 19, 2018—Willbros Group, Inc. (NYSE:WG) (“Company”) announced today that the Company has taken advanced actions to assess its strategic alternatives, which include selling all, or substantially all, of its assets; seeking additional financing; or refinancing, recapitalizing, or restructuring all or a portion of its existing debt. The Company has been working extensively with advisory firms and legal counsel to progress these options separately and in combination.

The Company expects its operating loss for the year ended December 31, 2017 to range from $85.0 million to $95.0 million with corresponding revenue of approximately $850 million. This operating loss is primarily driven by losses on three mainline pipeline construction projects in the Company’s Oil & Gas segment, as well as losses on several small-diameter pipeline construction projects in the Northeast.

Michael Fournier, Willbros President and CEO, commented, “The company began experiencing significant operating losses during the third quarter of 2017 on large lump-sum projects. The mainline pipeline project losses have continued through the first quarter of 2018 with substantial weather impacts in Q4 of 2017 and Q1 of 2018 and have adversely impacted the company’s profitability, cash flow and liquidity. All losses associated with these projects were accounted for in the fourth quarter 2017 results. As part of our ongoing strategic review efforts, the Company sold its mainline pipeline operations in early 2018 while retaining sufficient staff to complete the three active projects. We are mechanically complete on two of the mainline pipeline projects, with some right of way restoration and seeding scopes remaining. The Company has completed its contract on the third mainline pipeline project. We have initiated steps to constrain our Northeast pipeline business unit to pipeline integrity work in 2018.

Activity levels in other parts of our business remain solid. We were recently awarded a one-year contract extension in our Utility T&D segment which reflects the strong relationship we have

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CONTACT: Stephen W. Breitigam SVP Investor Relations Willbros 713-403-8172

with one of our key clients and we are appreciative of the ongoing support. Our U.S. Facility business has started the year on a positive note while opportunities in our Canada segment continue to gain momentum.

We are in advanced discussions with multiple parties regarding a sale of the Company or portions of the Company. Our projection of cash on hand and availability under our existing credit facility indicates a shortfall to cover our interim operating needs. Thus we are working on solutions with our lenders and are also in discussions with parties on bridge financing through the close of a sale.”

Form 12b-25 Filing

The Company is filing a Form 12b-25 Notification of Late Filing with the U.S. Securities and Exchange Commission with regard to its Annual Report on Form 10-K for the year ended December 31, 2017.

As more fully described in the Form 12b-25, due to significant operating losses experienced in 2017, the Company is working to obtain covenant relief, waivers or other forbearance under its credit agreements and requires additional liquidity for its projected short-term operating needs. The Company is also pursuing strategic alternatives. The outcome of these strategic alternatives could impact the Company’s financial statements and related disclosures in its Form 10-K. If the Company is unsuccessful in obtaining covenant relief or other forbearance, it does not expect to be in compliance with its Maximum Leverage Ratio and Minimum Interest Coverage Ratio under its 2014 Term Credit Agreement beginning with the period ending March 31, 2018, nor does the Company expect to be in compliance with certain provisions under its ABL Credit Facility, which expires on August 7, 2018. If its debt obligations were to be accelerated and its lenders demand repayment, the Company would not have sufficient liquidity to retire its existing debt obligations. Although the Company is engaged in active discussions with its lenders and is working towards completing a strategic alternative, it can give no assurance that agreements or events can be finalized. This uncertainty and the need for additional liquidity to cover its projected short-term operating needs raises substantial doubt about the Company’s ability to continue as a going concern.

The Company expects to file its Form 10-K for the year ended December 31, 2017 within the time period prescribed in Rule 12b-25 under the Securities Exchange Act of 1934. The Company will schedule a conference call with investors and analysts to occur shortly after the filing of the 2017 Form 10-K.

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CONTACT: Stephen W. Breitigam SVP Investor Relations Willbros 713-403-8172

NYSE Continued Listing Standard Letter

The Company was notified on March 13, 2018 by the New York Stock Exchange (“NYSE”) that it does not presently satisfy the NYSE’s continued listing standard requiring the average closing price of its common stock to be at least $1.00 per share over any period of 30 consecutive trading days. As of March 9, 2018, the average closing price of WG’s common stock over the preceding 30 trading-day period was $0.99 per share. Under NYSE rules, WG will notify the NYSE within ten business days of receipt of the notification of its intent to cure the deficiency. In general, a listed company has a period of six months from the date of the notification to regain compliance with the minimum share price criteria. WG’s common stock will continue to be listed and traded on the NYSE during this period, subject to compliance with all other NYSE continued listing requirements, but will have an added designation of “.BC” to indicate the status of the common shares as below compliance.

The current noncompliance with the NYSE listing standard does not affect WG’s ongoing business operations or its Securities and Exchange Commission reporting requirements, and does not cause an event of default under WG’s debt instruments.

Subsequent Events

Subsequent to December 31, 2017, the Company received notification of a one-year contract extension from a key Utility Transmission and Distribution customer. This contract extension will add approximately $180 million to backlog in the first quarter of 2018.

On February 16, 2018, the Company reached an agreement in principle to settle a securities class action lawsuit stemming from a 2014 restatement of financial results. The settlement, if approved by the court, would be funded by insurance and will include the dismissal of all claims.

About Willbros

Willbros is a specialty energy infrastructure contractor serving the oil and gas and power industries with offerings that primarily include construction, maintenance and facilities development services. For more information on Willbros, please visit our web site at www.willbros.com.

Our estimate of 2017 revenue and operating loss represent a preliminary estimate of the results we expect to report. Our actual results may differ materially from these estimates due to completion of financial closing procedures, final adjustments and other developments that may arise between now and the filing of our 2017 10-K.

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CONTACT: Stephen W. Breitigam SVP Investor Relations Willbros 713-403-8172

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including our inability to complete a strategic transaction or obtain additional liquidity; inability to obtain additional waivers, amendments or other forbearance under the Company’s existing loan agreements; inability to achieve anticipated margins on fixed price contracts; inability to maintain or regain compliance with the New York Stock Exchange continued listing standards; unanticipated accounting or other issues regarding any material weaknesses in internal control over financial reporting; inability of the Company or its independent auditor to confirm relevant information or data; unanticipated issues that prevent or delay the Company’s independent auditor from completing its review of financial statements or that require additional efforts, procedures or review; the untimely filing of financial statements; pending and potential investigations and lawsuits; the identification of one or more issues that require restatement of one or more other prior period financial statements; the existence of other material weaknesses in internal control over financial reporting; contract and billing disputes; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures; oil, gas, gas liquids, and power prices and demand; the amount and location of planned pipelines; development trends of the oil and gas, and power industries; as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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CONTACT: Stephen W. Breitigam SVP Investor Relations Willbros 713-403-8172